Report of Independent Registered
 Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Insurance Series

In planning and performing our
 audits of the financial statements
 of Federated Capital
Appreciation Fund II, Federated
Capital Income Fund II, Federated
Fund for U.S. Government
Securities II, Federated High
 Income Bond Fund II, Federated
Kaufmann Fund II, Federated
Prime Money Fund II, and Federated
Quality Bond Fund II (collectively,
 the "Funds"), each a
portfolio of Federated Insurance
Series, as of and for the year ended
December 31, 2010, in
accordance with the standards of the
 Public Company Accounting Oversight Board (United
States), we considered the Funds'
internal control over financial
 reporting, including controls
over safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
 statements and to comply with the
requirements of Form
N-SAR, but not for the purpose of
 expressing an opinion on the
effectiveness of the Funds'
internal control over financial
reporting. Accordingly, we express
 no such opinion.

Management of the Funds is responsible
 for establishing and maintaining
 effective internal
control over financial reporting. In
 fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related costs
 of controls. A
company's internal control over financial
 reporting is a process designed to
provide reasonable
assurance regarding the reliability
 of financial reporting and the
 preparation of financial
statements for external purposes in
accordance with generally accepted
 accounting principles. A
company's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records
 that, in reasonable detail, accurately
and fairly reflect the
transactions and dispositions of the
assets of the company; (2) provide
 reasonable assurance that
transactions are recorded as necessary
 to permit preparation of financial
statements in accordance
with generally accepted accounting
principles, and that receipts and
 expenditures of the company
are being made in accordance with
 authorizations of management and
 directors of the company;
and (3) provide reasonable assurance
 regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the
company's assets that could have a material
 affect on the
financial statements.

Because of its inherent limitations,
internal control over financial
 reporting may not prevent or
detect misstatements. Also, projections
of any evaluation of effectiveness to
future periods are
subject to the risk that controls may
become inadequate because of changes in
conditions, or that
the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of
 performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
 A material weakness is a
deficiency, or a combination of deficiencies,
 in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds'
annual or interim
financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the
Funds' internal control over financial
reporting and its operation, including
controls over
safeguarding securities that we consider
 to be a material weakness as defined above as of December 31, 2010.

This report is intended solely for the
information and use of management and
 the Board of
Trustees of Federated Insurance Series
and the Securities and Exchange Commission
 and is not
intended to be and should not be used by anyone other than those specified parties.



Boston, Massachusetts
February 14, 2011